Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SmartStop Self Storage REIT, Inc.

Ladera Ranch, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-214848) and the Registration Statement on Form S-8 (SEC File No. 333-235752) of SmartStop Self Storage REIT, Inc. of our report dated March 27, 2020, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

Costa Mesa, California

March 27, 2020

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